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                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this post effective amendment No. 1 on Form S-3 to the previously filed registration statement on Form S-4 of our report dated July 2, 1999 included in Iron Mountain Incorporated's, a Delaware corporation, Current Report on Form 8-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission on July 9, 1999, as well as our report dated February 19, 1999 on the supplemental schedule, Valuation and Qualifying Accounts, included in its Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission on March 31, 1999 and to all references to our Firm included in this registration statement.

                                                         /s/ Arthur Andersen LLP

Boston, Massachusetts
January 28, 2000